Exhibit 99.1

AngioSoma Research, Inc.

Financial Statements

May 31, 2016

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

AngioSoma Research, Inc.

We have audited the accompanying balance sheet of AngioSoma Research, Inc. as of May 31, 2016 and the related statement of operations and comprehensive loss, changes in stockholders’ equity (deficit), and cash flows for the period from April 29, 2016 (inception) through May 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AngioSoma Research, Inc. as of May 31, 2016, and the results of its operations, changes in stockholders’ equity (deficit) and cash flows for the period then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has insufficient working capital, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

November 11, 2016

ANGIOSOMA RESEARCH, INC.

BALANCE SHEET

MAY 31, 2016

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,000
Total current assets	1,000

TOTAL ASSETS	$1,000

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$291
Accounts payable to related party	7,145
Total current liabilities	7,436

Note payable	68,502

TOTAL LIABILITIES	$75,938

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.0010 par value; 20,000,000 shares authorized; no shares issued and outstanding at May 31, 2016	—
Common stock, $0.0010 par value; 480,000,000 shares authorized; 20,000,000 shares issued and outstanding at May 31, 2016	20,000
Additional paid-in capital	(19,725)
Accumulated deficit	(75,213)
Total stockholders’ equity (deficit)	(74,938)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$1,000

The accompanying notes are an integral part of these financial statements.

ANGIOSOMA RESEARCH, INC.

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM APRIL 29, 2016 (DATE OF INCEPTION) THROUGH MAY 31, 2016

REVENUES	$—

OPERATING EXPENSES
Legal fees	68,502
Salaries and wages	5,000
General and administrative expenses	1,711
Total operating expenses	75,213

NET LOSS	$(75,213)

The accompanying notes are an integral part of these financial statements.

ANGIOSOMA RESEARCH, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD FROM APRIL 29, 2016 (DATE OF INCEPTION) THROUGH MAY 31, 2016

					Additional		Total
	Preferred Stock		Common Stock		Paid In	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

BALANCE, April 29, 2016 (date of inception)	—	$—	—	$—	$—	$—	$—

Common stock issued for founders’ shares	—	—	20,000,000	20,000	(20,000)	—	—
Formation expenses paid by shareholder	—	—	—	—	275	—	275
Net loss	—	—	—	—	—	(75,213)	(75,213)

BALANCE, May 31, 2016	—	$—	20,000,000	$20,000	$(19,725)	$(75,213)	$(74,938)

The accompanying notes are an integral part of these financial statements.

ANGIOSOMA RESEARCH, INC.

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM APRIL 29, 2016 (DATE OF INCEPTION) THROUGH MAY 31, 2016

CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(75,213)
Adjustments to reconcile net loss to net cash used in operating activities:
Formation expenses paid by shareholder	275
Changes in operating assets and liabilities:
Accounts payable	68,793
Accounts payable to related party	7,145
NET CASH PROVIDED BY OPERATING ACTIVITIES	1,000

NET INCREASE IN CASH	1,000

CASH, at the beginning of the period	—

CASH, at the end of the period	$1,000

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$—
Taxes	$—

Noncash investing and financing transaction:
Issuance of 20,000,000 shares of common stock for founders’ shares (par value $20,000)	$—
Refinance accounts payable into note payable	$68,502

The accompanying notes are an integral part of these financial statements.

ANGIOSOMA RESEARCH, INC.

NOTES TO THE FINANCIAL STATEMENTS

MAY 31, 2016

Note 1. General Organization and Business

AngioSoma Research, Inc., a Nevada corporation (“AngioSoma” or the “Company”), is a clinical stage biotechnology company focused on improving the effectiveness of current standard-of-care treatments, especially related to endovascular interventions in the treatment of peripheral artery disease (PAD).

AngioSoma is developing its lead product, a drug candidate called LiprostinTM for the treatment of peripheral artery disease, or PAD, which has completed FDA Phase I and three Phase II clinical trials. We are in discussions with several contract research organizations for completion of our FDA protocol for Phase III and submission of our new drug application for marketing in the US and its territories.

The Company incorporated on April 29, 2016. The Company’s year-end is September 30.

Note 2. Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period from inception (April 29, 2016) through May 31, 2016, the Company had a net loss of $75,213. As of May 31, 2016, the Company had a working capital deficit of $6,436. The Company does not have a source of revenue and does not anticipate having one in the near future. Without additional capital, the Company will not be able to remain in business.

These factors raise a substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

Management has plans to address the Company’s financial situation as follows:

In the near term, management plans to continue to focus on raising the funds necessary to implement the Company’s business plan. Management will continue to seek out debt financing to obtain the capital required to meet the Company’s financial obligations. There is no assurance, however, that lenders will advance capital to the Company or that the new business operations will be profitable. The possibility of failure in obtaining additional funding and the potential inability to achieve profitability raise doubts about the Company’s ability to continue as a going concern.

In the long term, management believes that the Company’s projects and initiatives will be successful and will provide cash flow to the Company, which will be used to finance the Company’s future growth. However, there can be no assurances that the Company’s planned activities will be successful, or that the Company will ultimately attain profitability. The Company’s long-term viability depends on its ability to obtain adequate sources of debt or equity funding to meet current commitments and fund the continuation of its business operations, and the ability of the Company to achieve adequate profitability and cash flows from operations to sustain its operations.

Note 3. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period between the origination of these instruments and their expected realization.

FASB Accounting Standards Codification (ASC) 820 Fair Value Measurements and Disclosures (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 -	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 -

Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 -	Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of May 31, 2016. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts payable and accrued expenses.

Revenue Recognition

Revenues will be recognized only when it is determinable with persuasive evidence of an arrangement in existence, after goods or services have been provided and collectability is assured.

Cash and Cash Equivalents

All cash is maintained with a major financial institution in the United States. Deposits with this bank may occasionally exceed the amount of insurance provided on such deposits. For the purpose of the financial statements, cash includes cash in banks. Cash was $1,000 as of May 31, 2016. There were no cash equivalents as of May 31, 2016.

Property and equipment

Property and equipment of the Company is stated at cost. In accordance with ASC Topic 360 Property, Plant and Equipment, expenditure for fixed assets that substantially increase the useful lives of existing assets are capitalized at cost and depreciated. Routine expenditures for repairs and maintenance are expensed as incurred.

Depreciation is provided principally on the straight-line method over the estimated useful lives of the asset. There was no depreciation expense during the period from April 29, 2016 (date of inception) through May 31, 2016.

Common Stock

The Company records common stock issuances when all of the legal requirements for the issuance of such common stock have been satisfied.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized as of May 31, 2016.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. There are no known commitments or contingencies as of May 31, 2016.

Recently Issued Accounting Pronouncements

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

Subsequent events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements were issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Note 4. Accounts Payable to Related Party

The Company rents office space from David Summers, a significant shareholder of the Company, for $400 per month under a month to month lease. As of May 31, 2016, rent in the amount of $800 was unpaid.

During the period from inception (April 29, 2016) through May 31, 2016, Mr. Summers advanced $1,000 to the Company for working capital. The advance was non-interest bearing and payable on demand. During the same period, Mr. Summers paid $345 of expenses on behalf of the Company. As of May 31, 2016, the Company owed Mr. Summers $2,145 for the advance, unpaid rent and reimbursement of expenses paid on behalf of the Company.

Alex Blankenship is paid $5,000 per month under her employment agreement with the Company. As of May 31, 2016, the Company owed Ms. Blankenship $5,000 for unpaid compensation.

Note 5. Note Payable

Subsequent to the end of the period, the Company entered into a promissory note with its attorney to refinance accounts payable of $68,502 as of May 31, 2016 into a promissory note. The note is in the total principal amount of $100,000 and includes the prepayment of legal fees of $31,498 to be incurred during the period from June 1, 2016 through March 1, 2017. The note payable was recorded at $68,502 (the amount of refinanced accounts payable) as of May 31, 2016. There was no prepayment recognized as of May 31, 2016. The note bears interest at the prime rate and requires monthly payments of principal and interest of $10,000 beginning July 1, 2017. As of May 31, 2016, the note is classified in noncurrent liabilities on the balance sheet due to the Company’s intent and ability to refinance the debt into a long-term liability.

Note 6. Stockholders’ Equity

As of inception, the Company had authorized 480,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of May 31, 2016, there were 20,000,000 shares of common stock outstanding and no shares of preferred stock outstanding.

Founders’ Shares

On April 29, 2016, the Company issued a total of 20,000,000 shares to two shareholders (10,000,000 shares each) as founders’ shares.

Expenses Paid by Shareholder

Mr. Summers paid $275 for the formation fees for the Company. This payment was recognized as a capital contribution to the Company.

Note 7. Income Taxes

There is no current or deferred income tax expense or benefit for the period ended May 31, 2016.

The provision for income taxes is different from that which would be obtained by applying the statutory federal income tax rate to income before income taxes. The items causing this difference for the period from April 29, 2016 (date of inception) through May 31, 2016 is the valuation allowance as follows.

Tax benefit at U.S. statutory rate	$25,572
Valuation allowance	(25,572)
$—

The Company has not recognized an income tax benefit for the period based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the current period presented is offset by a valuation allowance (100%) established against deferred tax assets arising from operating losses and other temporary differences, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.

The tax returns for fiscal year 2016 is still open for review by the Internal Revenue Service.

As of May 31, 2016, the Company had United States net operating loss carryforwards (“NOLs”) of approximately $75,213, which begin to expire in 2036. These NOLs may be used to offset future taxable income, to the extent we generate any taxable income, and thereby reduce or eliminate our future federal income taxes otherwise payable. Section 382 of the Internal Revenue Code imposes limitations on a corporation’s ability to utilize NOLs if it experiences an ownership change as defined in Section 382. We may be found to have experienced an ownership change under Section 382 as a result of events in the past or the issuance of shares of common stock upon a conversion of notes. If so, the use of our NOLs against our future taxable income may be subject to an annual limitation under Section 382.

Note 8. Subsequent Events

Acquisition

On June 3, 2016, we entered into a business combination whereby a wholly-owned subsidiary of the Company, AngioSoma Research, Inc., a Texas corporation, (“AngioSoma Texas”) merged with AngioSoma Research, Inc., a Nevada corporation, (“AngioSoma Nevada”) with AngioSoma Research Texas surviving as our wholly-owned subsidiary (the “Merger”). In connection with the Merger, the Company issued to the holders of outstanding common stock of AngioSoma Nevada 20 million shares of the Company’s common stock (“Common Stock”) and, as a result, immediately following the completion of the Merger, the former equity holders of AngioSoma Nevada owned approximately 66% of the Common Stock and the stockholders of First Titan Corp. immediately prior to the Merger owned approximately 34% of the Common Stock, in each case, on a fully-diluted basis (subject to certain exceptions and adjustments).  Also in connection with the Merger, the pre-Merger director and officer of the Company tendered his resignation and the pre-Merger director and officer of AngioSoma Nevada was appointed as the new director and officer of the Company, and our corporate headquarters was moved from Las Vegas, Nevada to Montgomery, Texas. In connection with completion of the Merger, the Company changed its corporate name from First Titan Corp. to AngioSoma, Inc. and its common stock continues to trade on the OTC Markets Group, OTCQB tier under the new trading symbol “SOAN”.

For accounting purposes, the Merger is treated as a “reverse acquisition” under generally acceptable accounting principles in the United States (“U.S. GAAP”) and AngioSoma Nevada is considered the accounting acquirer. Accordingly, AngioSoma’s historical results of operations will replace the Company’s historical results of operations for all periods prior to the Merger and, for all periods following the Merger, the results of operations of the combined company will be included in the Company’s financial statements.

Intellectual Property

On June 18, 2016, David P. Summers, a significant shareholder and related party of the Company, contributed certain medical intellectual property to the Company in exchange for 5,000,000 shares of Series A Preferred Stock. The transaction was valued at $2,990,535 based upon the value of the Series A Preferred Stock as determined by a valuation expert.